As Filed With the Securities and Exchange Commission on May 14, 1997

                                        Registration No. 333-

                          SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON, D.C.  20549

                                       FORM S-8

                                REGISTRATION STATEMENT
                                        UNDER
                              THE SECURITIES ACT OF 1933

                             PREMIER LASER SYSTEMS, INC.
                       ----------------------------------------
                  (Exact Name of Issuer as Specified in its Charter)

            CALIFORNIA                          33-0476284
   -------------------------------    -----------------------------------
   (State or Other Jurisdiction of   (I.R.S. Employer Identification No.)
   Incorporation or Organization)

                                       3 MORGAN
                               IRVINE, CALIFORNIA 92718
                       ----------------------------------------
                       (Address of Principal Executive Offices)

                          FEBRUARY 1996 STOCK OPTION PLAN OF
                             PREMIER LASER SYSTEMS, INC.
                       ----------------------------------------
                               (Full Title of the Plan)

                                COLETTE COZEAN, PH.D.
                                       3 MORGAN
                               IRVINE, CALIFORNIA 92718
                       ----------------------------------------
                       (Name and Address of Agent for Service)

                                    (714) 859-0656
                       ----------------------------------------
                                  (Telephone Number)

                                       COPY TO:
                                      ----------
                             Thomas G. Brockington, Esq.
                                    Rutan & Tucker
                           611 Anton Boulevard, Suite 1400
                            Costa Mesa, California  92626

Approximate date of proposed commencement of sales: As soon as practicable after the effective date of this Registration Statement.

                           CALCULATION OF REGISTRATION FEE

                                             Proposed         Proposed              Amount of
Title of Securities        Amount to      Maximum Offering   Maximum Aggregate     Registration
 to be Registered        be Registered     Price Per Share    Offering Price(1)         Fee

Class A Common Stock,
no par value . . . . . .  467,150 Shares    $ 4.625(1)        $2,160,569              $654.72

Class A Common Stock,
no par value . . . . . .   82,850 Shares     $13.125(2)        $1,087,406              $329.52

     Total . . . . . . .  550,000 Shares                      $3,247,975              $984.24


(1) Relates to options previously issued; computed pursuant to Rule 457(h).

(2) Relates to shares underlying options not yet issued; computed pursuant to Rules 457(c) and 457(h) on the basis of the last sale price on the NASDAQ National Market on May 12, 1997.

PROSPECTUS

                                   550,000 SHARES

                             PREMIER LASER SYSTEMS, INC.

                                CLASS A COMMON STOCK
                                   (NO PAR VALUE)
                             ____________________________

    The securities covered by this Prospectus consist of 550,000 shares of Class A Common Stock, no par value (the "Common Stock") of Premier Laser Systems, Inc., a California corporation (the "Company") issuable to optionees upon exercise of options (the "Options") which have been or may be granted under the Company's February 1996 Stock Option Plan (the "Plan").

                              _________________________

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                              __________________________

    PURCHASE OF THE SECURITIES OFFERED HEREBY SHOULD ONLY BE MADE AFTER CONSIDERATION OF CERTAIN ASPECTS OF THE COMPANY'S BUSINESS AND FINANCIAL CHARACTERISTICS. SEE "CERTAIN FACTORS."

    THOSE PORTIONS OF THIS DOCUMENT APPEARING UNDER THE CAPTIONS "DESCRIPTION
OF THE PLAN" AND "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE," INCLUDING THE DOCUMENTS INCORPORATED THEREIN, CONSTITUTE PART OF A PROSPECTUS COVERING SECURITIES THAT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. NO OTHER PORTION OF THIS DOCUMENT CONSTITUTES A PART OF SUCH PROSPECTUS.

    The prices for the shares covered by this Prospectus which are or may be subject to outstanding options are and will be as specified in the various Stock Option Agreements governing the issuance of such shares.

    This Prospectus does not cover resales of shares acquired hereunder. Officers or directors of the Company may not publicly resell shares acquired hereunder without compliance with certain provisions of Rule 144 promulgated under the Securities Act of 1933, as amended (the "Act") or registration under the Act.

    An officer or director of the Company who sells shares of the Common Stock of the Company within six months before or after the purchase of shares or the granting of options under the Plan may be obligated under Section 16(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the Securities and Exchange


                     The date of this Prospectus is May 14, 1997

Commission (the "Commission") promulgated thereunder, to pay to the Company all or a portion of any amount of the sales price received for the shares sold in excess of the price paid for the shares purchased. Officers and directors of the Company are advised to consult their individual counsel in this regard prior to the purchase or sale of any such shares or the acceptance of any option to acquire shares under the Plan.

    No person has been authorized to give any information or to make any representations, other than those contained in this Prospectus and in any exhibit to the Registration Statement of which this Prospectus is a part (the "Registration Statement") in connection with the offer made hereby, and if given or made, such information or representations must not be relied upon as having been authorized by the Company. This prospectus does not constitute an offer in any jurisdiction in which such offer may not lawfully be made.

    Statements made in this Prospectus, unless the context indicates otherwise, are made as of the date of this Prospectus. Neither delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create an implication that there has been no change in the affairs of the Company since the date hereof.


                                AVAILABLE INFORMATION

    The Company is subject to the informational requirements of the Exchange
Act and in accordance therewith the Company files reports and other information with the Commission. Certain information concerning the Company is disclosed in proxy statements and annual reports distributed to shareholders of the Company and filed with the Commission. Such proxy statements, reports and other information can be inspected and copied at the public reference facilities maintained by the commission at 450 5th Street, N.W., Washington, D.C. 20549 and at certain of its regional offices, located at 26 Federal Plaza, Room 1102, New York, New York 10278; Room 1204, Everett McKinley Dirksen Building, 219 South Dearborn Street, Chicago, Illinois 60604; and 10960 Wilshire Boulevard, Los Angeles, California 90024. Copies of all such material may be obtained from the Public Reference Section of the Commission, 500 North Capital Street, N.W., Washington, D.C. 20549 at prescribed rates. In addition, copies of such reports, proxy statements and other information concerning the Company may be inspected at the offices of the National Association of Securities Dealers.

                                  TABLE OF CONTENTS

                                                                   Page
                                                                   ----
CERTAIN FACTORS. . . . . . . . . . . . . . . . . . . . . . . . . .   3

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE. . . . . . . . . .   4

GENERAL INFORMATION. . . . . . . . . . . . . . . . . . . . . . . .   4

DESCRIPTION OF THE PLAN. . . . . . . . . . . . . . . . . . . . . .   5
    History and Duration . . . . . . . . . . . . . . . . . . . . .   5
    Purpose. . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
    Eligibility. . . . . . . . . . . . . . . . . . . . . . . . . .   5
    Administration . . . . . . . . . . . . . . . . . . . . . . . .   5
    Shares Subject to Options. . . . . . . . . . . . . . . . . . .   6
    Adjustment Provisions. . . . . . . . . . . . . . . . . . . . .   6
    Effect of Certain Corporate Transactions . . . . . . . . . . .   6
    Types of Options . . . . . . . . . . . . . . . . . . . . . . .   7
    Option Price . . . . . . . . . . . . . . . . . . . . . . . . .   7
    Limitations. . . . . . . . . . . . . . . . . . . . . . . . . .   7
    Exercise of Options. . . . . . . . . . . . . . . . . . . . . .   7
    Nontransferability of Options. . . . . . . . . . . . . . . . .   7
    Restrictions on Resale . . . . . . . . . . . . . . . . . . . .   8
    Termination of Options . . . . . . . . . . . . . . . . . . . .   8
    Amendment of Plan. . . . . . . . . . . . . . . . . . . . . . .   9
    Privileges of Stock Ownership. . . . . . . . . . . . . . . . .   9
    Tax Withholding. . . . . . . . . . . . . . . . . . . . . . . .   9
    Federal Income Tax Consequences. . . . . . . . . . . . . . . .  10


                                   CERTAIN FACTORS

    Purchase of the Shares offered hereby should only be made after consideration of certain aspects of the Company's business and financial characteristics. Prospective investors should consider carefully, among other matters, the factors discussed in the separate "Supplemental Disclosure to Option Holders" provided herewith.

                   INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    The following documents filed with the Commission are incorporated in this Prospectus by reference, and shall be deemed part of this Prospectus from the date of filing of such documents:

    (a) The Company's Annual Report on Form 10-KSB for the fiscal year ended March 31, 1996, as amended.

    (b) Quarterly Reports on Form 10-QSB, as amended, for the quarters ended June 30, 1996, September 30, 1996 and December 31, 1996.

    (c) The Company's Proxy Statement for the Annual Meeting of Shareholders held March 31, 1997.

    (d) All other reports filed pursuant to Sections 13, 14 or 15(d) of the Exchange Act since the end of the fiscal year ending March 31, 1996.

    (e) Information concerning options issued under the Plan, including the amounts outstanding, exercises, prices and expiration dates, which will be included in the future, either in the Company's proxy statements, annual reports or appendices to this Prospectus.

    (f) The description of the Company's Class A Common Stock contained in the Company's Registration Statement on Form 8-A previously filed under the Exchange Act on December 7, 1994, as amended January 30, 1995, together with any amendment or report filed pursuant to such act amending or updating such description.

    The Company shall provide without charge to each employee for whom this Prospectus is delivered, upon written or oral request of such person, a copy of any and all of the information that has been incorporated by reference in the Registration Statement. Such requests should be directed to: Chief Financial Officer, Premier Laser Systems, Inc., 3 Morgan, Irvine, California 92718, (714) 859-0656.


                                 GENERAL INFORMATION

    Premier Laser Systems, Inc., a California corporation, was organized in 1991. Its principal corporate offices are located at 3 Morgan, Irvine, California 92718 and its telephone number is (714) 859-0656.

                               DESCRIPTION OF THE PLAN

    The following description includes a summary of certain provisions of the February 1996 Stock Option Plan of Premier Laser Systems, Inc. (the "Plan"), a copy of which is set forth as Exhibit A to the "Supplemental Disclosure to Option Holders" provided herewith. The Plan should be read in full and the summary below is subject to, and qualified in its entirety by, the full text of the Plan.

HISTORY AND DURATION

    On February 23, 1996 (the "Effective Date"), the Company's Board of Directors (the "Board") adopted the Plan. Options may be granted pursuant to the Plan within a period of ten (10) years from the Effective Date of the Plan.

PURPOSE

    The purpose of the Plan is to promote the best interests of the Company and its shareholders by providing certain officers, directors and employees of the Company and its subsidiaries with incentives to continue in service to the Company and to promote long-term shareholder value, among other things. The Plan is designed to promote continuity of management and to increase personal interest in the welfare of the Company by those employees who are primarily responsible for shaping and carrying out the long-range plans of the Company and securing the Company's continued growth and financial success.

ELIGIBILITY

    Any officer, director (who is an employee) or employee ("Eligible Participant") of the Company or its present and future subsidiaries, as defined in Section 424(f) of the Internal Revenue Code ("Subsidiaries"), shall be eligible to receive options under the Plan.

ADMINISTRATION

    The Plan is administered by the Compensation Committee (the "Committee") of the Company's Board of Directors (the "Board"). The Committee shall consist of not less than two members of the Board. A majority of the members of the Committee shall constitute a quorum. All determinations of the Committee shall be made by at least a majority of those members present at a meeting. Any decision or determination reduced to writing and signed by all of the members of the Committee shall be fully effective as if it has been made by a unanimous vote at a meeting duly called and held.

    In accordance with the provisions of the Plan, the Committee shall select the Eligible Participants to whom options shall be granted; shall determine the number of shares issuable under each option, the time at which the option is to be granted, the type of option, the option period, the option price (including adjusting the option price for options already granted) and the manner in which options become exercisable; and shall establish such other provisions of the option agreements as the Committee may deem necessary or desirable. The Committee is authorized to interpret the Plan and to adopt such rules and regulations for the administration of the Plan as it may deem advisable.

    The present membership of the Committee is:

              1.   Grace Chin-Hsin Lin
              2.   E. Donald Shapiro
              3.   G. Lynn Powell, D.D.S.

    The address of the Committee is: Compensation Committee, c/o Chief Financial Officer, Premier Laser Systems, Inc., 3 Morgan, Irvine, California 92718 and the telephone number is (714) 859-0656. Plan participants may contact the Committee if they require any additional information concerning the Plan or its administration.

SHARES SUBJECT TO OPTIONS

    Options granted pursuant to the Plan shall be options to purchase the Company's authorized but unissued Class A Common Stock, no par value. The maximum aggregate number of shares which may be delivered upon the exercise of all options is 550,000, subject to adjustment as described below.

ADJUSTMENT PROVISIONS

    In the event of a capital adjustment resulting from a stock dividend, stock split, reorganization, recapitalization, merger, consolidation, combination or exchange of shares or the like, the number of shares of Common Stock subject to the Plan and the number of shares under option in outstanding option agreements shall be adjusted in a manner consistent with such capital adjustment. The price of any shares under option shall be adjusted so that there will be no change in the aggregate purchase price payable upon exercise of any such option. The determination of the Committee as to any adjustment shall be final.

EFFECT OF CERTAIN CORPORATE TRANSACTIONS

    Upon the occurrence of one or more of the transactions ("Corporate Transaction") described in (i) through (iv) immediately below, all options at the time outstanding under the Plan, including that portion not then otherwise exercisable, shall become exercisable in full effective immediately prior to the specified effective date for the Corporate Transaction. The Corporate Transactions are as follows:

      (i) the Company shall not be the surviving entity in any merger, consolidation or other reorganization (or survives only as a subsidiary of an entity other than a previously wholly-owned subsidiary of the Company),

     (ii) the Company sells, leases or exchanges all or substantially all of its assets to any other person or entity (other than a wholly-owned subsidiary of the Company),

    (iii)  the Company is to be dissolved and liquidated, or

      (iv) any person or entity, including a "group" as contemplated by
    Section 13(d)(3) of the Act, acquires or gains ownership or control (including, without limitation, power to vote) of more than 50% of the outstanding shares of the Company's voting stock (based upon voting power).

    Nothing in the Plan shall affect the right of the Company to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

TYPES OF OPTIONS

    The options issued pursuant to the Plan will constitute "nonstatutory" stock options (i.e., they will not constitute "incentive stock options" within the meaning of Section 422 of the Code and successor provisions thereto ("Incentive Stock Options")). See, "Federal Income Tax Consequences," below.

OPTION PRICE

    The Committee shall fix the exercise price per share of Common Stock issuable upon exercise of the Options, and such exercise price may be more or less than, or equal to, the fair market value per share of Common Stock at the time of grant.

LIMITATIONS

    Subject to the maximum aggregate number of shares available under the Plan, there is no maximum or minimum number of nonstatutory stock options which may be granted to any Eligible Participant.

EXERCISE OF OPTIONS

    An option may be exercised, subject to its terms and conditions and the terms and conditions of the Plan, in full at any time or in part from time to time by delivery to the Secretary of the Company at the Company's principal office located at 3 Morgan, Irvine, California 92718, of a written notice of exercise specifying the number of shares with respect to which the option is being exercised. Any notice of exercise shall be accompanied by full payment of the option price of the shares being purchased, together with any required withholding tax. Such payment may be made (i) in cash or its equivalent; (ii) by tendering previously acquired shares of Common Stock (valued at their fair market value as of the date of exercise, as determined by the Committee consistent with the method of valuation set forth in the Plan) held for a period sufficient to avoid a charge to the Company's reported earnings; or (iii) by any combination of the means of payment set forth in subparagraphs (i) and (ii). No shares shall be issued until full payment therefor has been made.

NONTRANSFERABILITY OF OPTIONS

    No option shall be transferable by an optionee other than by will or the laws of descent and distribution. Options under the Plan may be exercised during the life of the optionee only by the optionee or his guardian or legal representative. Any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of, or to subject to execution, attachment or similar process, an option, or any right thereunder, contrary to the provisions hereof, shall be void and ineffective, shall give no right to the purported transferee, and shall, at the sole discretion of the Committee, result in forfeiture of the option with respect to the shares involved in such attempt.

RESTRICTIONS ON RESALE

    Under Section 16 of the Exchange Act, any person who is a beneficial owner of more than 10% of any equity security of the Company registered under the Exchange Act (such as the Class A Common Stock), or an officer or director of the Company may be liable to the Company for profit realized from any purchase (or option grant) and sale (or any sale and purchase (or option grant)) of any equity security of the Company within a period of less than six months, irrespective of such person's intention in entering into the transaction. In determining whether a person is the beneficial owner of an equity security, such person may be required to include shares issuable on exercise of options of warrants or upon conversion of convertible securities. The term "equity security" may include rights to acquire capital stock upon exercise of warrants or options or upon conversion of convertible securities, or otherwise.

    Eligible Participants are advised to consult with counsel as to their status as an "affiliate" of the Company and as to the applicability of Section 16 of the Exchange Act to the purchase (or option grant) and sale (or sale and purchase (or option grant)) of shares of Common Stock or other equity security of the Company within any six-month period, whether or not such shares or securities were purchased through exercise of options.

TERMINATION OF OPTIONS

    Except as provided in the Plan, an option granted under the Plan to an Eligible Participant may be exercised only while the recipient is an employee of the Company or any of its Subsidiaries and only if he has acted continuously in such capacity since the date the option was granted. Subject to the terms of any option agreement, in the event an Eligible Participant ceases to be employed by the Company or a Subsidiary, the option shall terminate as follows:

   (a) With respect to options not then exercisable, at the time the Eligible Participant's employment is terminated; and

   (b)  With respect to options then exercisable:

      (i) At the time the employee's employment is terminated if such termination is (1) because the employee (including directors who are employees) has committed fraud, theft or embezzlement against the Company or a subsidiary, affiliated entity or customer of the Company, or engaged in activities creating a conflict of interest (other than legitimate competition); or

      (ii) At the expiration of a period of one year after the Eligible Participant's death (but in no event later than the Option Expiration Date) if such employment is terminated by reason of such person's death. Any such option may be exercised by the optionee's estate or by the person or persons who acquire the right to exercise such option by bequest or inheritance; or

    (iii) At the expiration of a period of three years (but in no event later than the Option Expiration Date) after the Eligible Participant's employment is terminated because of retirement or disability; or

      (iv) At the expiration of a period of three months after the employee's employment is terminated (but in no event later than the Option Expiration Date) if such termination is for any reason other than the reasons specified in (i)-(iii) above.

AMENDMENT OF PLAN

    The Board shall have the right to amend the Plan at any time and for any reason.

PRIVILEGES OF STOCK OWNERSHIP

    An optionee shall have no rights as a shareholder with respect to shares covered by an option until such optionee shall have exercised the option and paid the exercise price. Neither the Plan nor any option granted under the Plan shall confer upon any optionee the right to continue as an employee or director of the Company.

TAX WITHHOLDING

    Upon exercise of an option, the optionee shall pay any sums required by federal, state or local tax laws to be withheld with respect to the exercise of such option. To the extent provided by the terms of an option agreement, the optionee or other person exercising such option may, at the discretion of the Committee, satisfy any mandatory federal, state or local tax withholding obligation relating to the exercise or acquisition of Common Stock under an option by any of the following means or by a combination of such means: (1) tendering cash payment; (2) authorizing the Company to withhold shares from the shares of the Common Stock otherwise issuable to the optionee as a result of the exercise or acquisition of Common Stock under the option provided that such arrangement will not result in a charge to the Company's reported earnings in excess of that which the Company is willing to accept; or (3) delivering to the Company owned and unencumbered shares of the Common Stock of the Company if such delivery would not violate the Securities Act of 1933, and would not create a charge to the Company's reported earnings in excess of that which the Company is willing to accept. The exercise of the option may be conditioned upon the receipt by the Company of satisfactory evidence of the optionee's satisfaction of any withholding obligations. Required withholdings may include, but not necessarily be limited to, federal and state income taxes, contributions under the Federal Insurance Contributions Act (Social Security) and contributions under state disability insurance laws. Any of the aforementioned withholding requirements may apply to the exercise of an option during employment or subsequent to termination of employment including retirement. No obligation exists under the Plan to advise any option holder of the existence of the tax or the amount subject to withholding.

FEDERAL INCOME TAX CONSEQUENCES

    PRIOR TO THE EXERCISE OF ANY OPTION OR THE DISPOSITION OF STOCK ACQUIRED UNDER THE EXERCISE OF AN OPTION, EACH OPTION HOLDER SHOULD CONSULT WITH HIS OR HER OWN TAX ADVISER.

    The Plan is not subject to the provisions of the Employee Retirement Income Security Act of 1974 and is not qualified under Section 401(a) of the Code.

    NONQUALIFIED OPTIONS. An employee receiving a nonstatutory stock option does not recognize ordinary income on the date of grant of the option, but recognizes ordinary income generally at the date of exercise in the amount of the difference between the option exercise price and the fair market value of the stock on the date of exercise. If, however, an employee is subject to the restrictions on resale of stock under Section 16 of the Exchange Act, such person generally recognizes ordinary income at the date that the six-month restriction lapses in the amount of the difference between the option exercise price and the fair market value of stock on the date of lapse. Nevertheless, such an employee may elect within 30 days of the date of exercise to recognize ordinary income as of the date of exercise. The amount of ordinary income recognized by the option holder is deductible by the Company in the year that income is recognized.

    If a holder of a nonstatutory stock option pays the option exercise price solely in cash, his or her basis in such shares is equal to the fair market value of the stock on the date ordinary income is recognized and, upon subsequent disposition, any further gain or loss is again recognizable by the seller of the shares.

    If a holder of a nonstatutory stock option pays the exercise price, in full or in part, with shares of previously acquired stock, based upon rulings issued by the Internal Revenue Service, no gain or loss is recognized upon the disposition of such previously acquired shares. Shares of stock received by the option holder, equal in number to the previously acquired shares exchanged therefor, have the same basis and holding period as such previously acquired shares. Shares of stock received by the option holder, in excess of the number of previously acquired shares, have a basis equal to the fair market value of such additional shares as of the date ordinary income is recognized. The holding period for such additional shares commences as of the date ordinary income is recognized.

                                       PART II

                                UNDERTAKINGS AND OTHER
                        INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

    The following documents are incorporated by reference in this Registration
Statement:

         (a) The Registrant's Annual Report on Form 10-KSB for the fiscal year ended March 31, 1996, as amended.

         (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year ended March 31, 1996.

         (c) The description of the Registrant's securities contained in the Registrant's registration statement on Form 8-A previously filed under the Exchange Act on December 7, 1994, as amended January 30, 1995, together with any amendment or report filed pursuant to such Exchange Act amending or updating such description.

    All reports and other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended ("Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold, or which deregisters all securities remaining unsold, shall be deemed incorporated by reference into this Registration Statement and shall be a part hereof from the date of filing such documents.


ITEM 4.  DESCRIPTION OF SECURITIES.

    Not Applicable


ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

    Not Applicable


ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    The California General Corporations Law provides that California corporations may include provisions in their articles of incorporation relieving directors of monetary liability for breach of their fiduciary duty as directors, except for the liability of a director resulting from (i) any transaction from which the director derives an improper personal benefit, (ii) acts or omissions involving intentional misconduct or a knowing and culpable violation of law,
(iii) acts or omissions that a director believes to be contrary to the best interests of the Registrant or its shareholders or that involves the absence of good faith on the party of the director (iv) acts or omissions constituting an unexcused pattern of inattention that amounts to an abdication of the director's duty to the Registrant or its shareholders, (v) acts or omissions showing a reckless disregard for the director's duty to the Registrant or its shareholders in circumstances in which the director was aware or should have been aware, in the ordinary course of performing a director's duties, of a risk of serious injury to the Registrant or its shareholders, (vi) any improper transaction between a director and the Registrant in which the director has a material financial interest, or (vii) the making of an illegal distribution to shareholders or an illegal loan or guaranty. The Registrant's Articles of Incorporation provide that the Registrant's directors are not liable to the Registrant or its shareholders for monetary damages for breach of their fiduciary duties to the fullest extent permitted by California law.

    The inclusion of the above provision in the Articles of Incorporation may have the effect of reducing the likelihood of derivative litigation against directors and may discourage or deter shareholders or management from bringing a lawsuit against directors for breach of their duty of care, even though such an action, if successful, might otherwise have benefitted the Registrant and its shareholders. At present, there is no litigation or proceeding pending involving a director of the Registrant as to which indemnification is being sought, nor is the Registrant aware of any threatened litigation that may result in claims for indemnification by any director.

    The Registrant's Articles of Incorporation provide that the Registrant shall indemnify its directors and officers to the fullest extent permitted by California law, including circumstances in which indemnification is otherwise discretionary under California law. Since the California statute is nonexclusive, it is possible that certain claims beyond the scope of the statute may be indemnifiable. Accordingly, the Registrant has also entered into an indemnification agreement (the "Indemnification Agreement") with certain of its directors and officers that requires the Registrant to indemnify such directors and officers to the fullest extent permitted by law. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

    It is intended that the Indemnification Agreements provide a scheme of indemnification which may be broader than that specifically provided by the California statute. It has not yet been determined, however, the degree to which the indemnification expressly permitted by the California statute may be expanded.

    Set forth below is a description of the principal provisions of the Indemnification Agreement:

    First, the Indemnification Agreement imposes upon the Company the burden of proving that the Indemnified Party has not met the applicable standard of conduct required for indemnification. The California statute requires a finding by the Board of Directors, independent legal counsel, or the stockholders that the applicable standard of conduct has been met.

    Second, the Indemnification Agreement provides that litigation expenses shall be advanced to an Indemnified Party at his or her request, against an undertaking to repay the amount advanced if it is ultimately determined that he is not entitled to indemnification for such expenses. The California statute provides that such expenses may be advanced against such an undertaking, upon authorization by the Board of Directors.

    Third, in the event the Company does not pay a requested indemnification amount, the Indemnification Agreement allows such Indemnified Party to contest this determination by petitioning a court to make an independent determination of whether such indemnified Party is entitled to indemnification under the Indemnification Agreement. The California statute does not set forth the procedure for contesting a corporation's determination of a party's right to indemnification.

    Finally, the Indemnification Agreement explicitly provides that actions by an Indemnified Party at the request of the Company as a director, officer or agent of an employee benefit plan, corporation, partnership, joint venture or other enterprise owned or controlled by the Company shall be covered by the indemnification. The California statute does not specifically address this issue. It does, however, provide that to the extent that an Indemnified Party has been successful on the merits, he shall be entitled to such indemnification.

    The Company is not aware of any threatened litigation or proceeding which may result in a claim for indemnification under the Indemnification Agreement by any director or officer.


ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

    Not Applicable


ITEM 8.  EXHIBITS.

   5.    Opinion of Rutan & Tucker regarding legality.*

  23.2   Consent of Independent Accountants.*

------------------
* Filed herewith


ITEM 9.  UNDERTAKINGS.

    The undersigned registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (unless the information required by paragraphs (i) and (ii) below is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement):

           (i) To include any prospectus required by Section 10(a)(3) of the Act;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and


         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

    (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

    The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Exchange Act; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

    Insofar as indemnification for liability arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                      SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California on May 13, 1997.

                             PREMIER LASER SYSTEMS, INC.,
                             a California corporation


                             By:  /S/ COLETTE COZEAN
                                  --------------------------
                                 Colette Cozean, President, Chief Executive
                                 Officer and Chairman of the Board of Directors (Principal Executive Officer)



    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons, including a majority of the Board of Directors, in the capacities and on the date indicated.

Signature                         Title                              Date
---------                         ------                             -----
/S/ COLETTE COZEAN         President, Chief Executive Officer       May 13, 1997
--------------------       and Chairman of the Board of Directors
COLETTE COZEAN

/S/ MICHAEL L. HIEBERT     Chief Financial Officer and Vice         May 13, 1997
----------------------     President Finance (Principal Financial
MICHAEL L. HIEBERT         Officer and Principal Accounting Officer)

/S/ PATRICK J. DAY
----------------------
PATRICK J. DAY              Director                                May 13, 1997

/S/ G. LYNN POWELL
-----------------------
G. LYNN POWELL, D.D.S       Director                                May 13, 1997


/S/ E. DONALD SHAPIRO
-----------------------
E. DONALD SHAPIRO           Director                                May 13, 1997



-----------------------
GRACE CHIN-HSIN LIN         Director                                ______, 1997

                                    EXHIBITS INDEX

                                                            Page
                                                            -----

 5.  OPINION AND CONSENT OF LEGAL COUNSEL . . . . . . . .    16

23.2 CONSENT OF INDEPENDENT ACCOUNTANTS. . . . . . . . . .   17